UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

United States Basketball League, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15913	06-1120072
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8270 Woodland Center
Tampa, Florida		33614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 769-3500

46 Quirk Road, Milford, CT 06460

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USBL	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Through a series of Stock Purchase Agreements (the “Purchase Agreements”), the majority owners of registrant, United States Basketball League, Inc. (“USBL”), Richard C. Meisenheimer, Daniel T. Meisenheimer, III, James Meisenheimer, Meisenheimer Capital, Inc. and Spectrum Associates, Inc. (the “Sellers”) sold a total of 2,807,181 shares of USBL’s common stock at a per share price of $.065, 2,400,000 shares of USBL’s common stock at a per share price of $.10 and 1,105,644 of USBL’s preferred stock at a per share price of $.053 for a total purchase price of $481,066. There were two purchasers of over 5% of the issued and outstanding shares of USBL’s capital stock following these sales, Emerging Markets Advisory which owns 8.29% of the issued and outstanding shares of USBL’s common stock and EROP Enterprises LLC which owns 29.24% of the issued and outstanding shares of USBL’s common stock and 100% of the issued and outstanding shares of preferred stock. Each share of preferred stock has five votes, is entitled to a 2% non-cumulative annual dividend and is convertible at any time into one share of common stock. The foregoing description of the Stock Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreements with EROP Enterprises LLC which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K. World Equity Markets acted in the capacity of a broker/dealer and was issued 125,000 shares of common stock for its services.

Item 3.02	Unregistered Sales of Equity Securities.

Effective April 7, 2021, the Sellers sold a total of 2,807,181 shares of USBL’s common stock at a per share price of $.065, 2,400,000 shares of USBL’s common stock at a per share price of $.10 and 1,105,679 of USBL’s preferred stock at a per share price of $.053 for a total purchase price of $481,066. None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe the offers, sales and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the registrant. The sales of these securities were made without any general solicitation or advertising.

Item 5.01	Changes in Control of Registrant.

As a result of the sale of common and preferred stock by the Sellers, the Company experienced a change in control. Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 7, 2021, the Board of Directors accepted the resignation of Daniel T. Meisenheirmer, III as Chairman of the Board of Directors and President of the registrant. The resignation of Mr. Meisenheimer was not as a result of any disagreement with the registrant relating the registrant's operations, policies or practices. Effective April 7, 2021 Saeb Jannoun was appointed to fill the vacancy following the resignation of Daniel T. Meisenheimer, III as Chairman of the Board of Directors and President of USBL.

Saeb Jannoun, age 64, has been a serial entrepreneur, and investor since 1994. From 2019 to 2020 Mr. Jannoun served as CEO of SPO Global where he successfully completed the merger of SPO Global with Gerapang Health in 2020. From 2018 to 2020 Mr. Jannoun was CIO and a member of the Board of Directors of SPO Global, Inc. Mr. Jannoun is the founder of Tess Holdings LLC, living 360 LLC and Thirty 05 LLC., which concentrate on investments ranging from health care to real estate. In 2020 Mr. Jannoun was one of the founders of Willcox International Holding, an algorithm platform company based in Tampa, Florida. Mr. Jannoun has assisted the companies in which he has served on the Board of Directors, in management or as an investor to find strategic partners to build shareholder value. Mr. Jannoun received a bachelor’s degree in business administration from the American University of Beirut and in 1992 earned a CFP degree.

Michael D. Pruitt, age 60, founded Avenel Financial Group, a boutique financial services firm concentrating on emerging technology company investments, in 1999. In 2001, he formed Avenel Ventures, a technology investment and private venture capital firm. In February 2005, Mr. Pruitt formed Chanticleer Holdings, Inc., then a public holding company (now known as Sonnet BioTherapeutics Holdings, Inc.), and he served as Chairman of the Board of Directors and Chief Executive Officer until April 1, 2020, at which time the restaurant operations of Chanticleer Holdings were spun out into a new public entity, Amergent Hospitality Group, Inc., where Mr. Pruitt has served as its Chairman and Chief Executive Officer to date. Mr. Pruitt also served as a director on the board of Hooters of America, LLC from 2011 to 2019. Since October 31, 2020, Mr. Pruitt has been a member of the Board of Directors of IMAC Holdings, Inc. (IMAC:Nasdaq). Mr. Pruitt received a B.A. degree from Coastal Carolina University, where he currently sits on the Board of Visitors of the E. Craig Wall Sr. College of Business Administration, the Coastal Education Foundation Board, and the Athletic Committee of the Board of Trustees.

Item 9.01	Financial Statements and Exhibits.

Exhibits

10.1	Stock Purchase Agreement dated March 1, 2021 between Untied States Basketball League, Inc. and EROP Enterprises LLC

10.2	Stock Purchase Agreement dated March 1, 2021 between James Meisenheimer and EROP Enterprises LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 8, 2021	UNITED STATES BASKETBALL LEAGUE, INC.

	By:	/s/ Saeb Jannoun
Saeb Jannoun
CEO
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